Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Disclosure of Portfolio Holdings," "Oversight of Risk Management," "Independent Registered Public Accounting Firm," and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our reports, dated September 25, 2012, on the financial statements and financial highlights of Pioneer Ibbotson Aggressive Allocation Fund, Pioneer Ibbotson Conservative Allocation Fund, Pioneer Ibbotson Growth Allocation Fund, and Pioneer Ibbotson Moderate Allocation Fund included in the Annual Report to the Shareowners for the year ended July 31, 2012 as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 15 to the Registration Statement (Form N-1A, No. 333-114788) of Pioneer Ibbotson Asset Allocation Series.


						/s/ ERNST & YOUNG LLP

Boston, Massachusetts
November 21, 2012